UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 3, 2015
____________________
NOVATEL WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)
____________________

Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)
9645 Scranton Road, San Diego, California 92121
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (858) 812-3400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 2.02. Results of Operations and Financial Condition.
The information in this Form 8-K under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a filing under the Exchange Act or the Securities Act of 1933, as amended, only if such subsequent filing specifically references such disclosure in this Form 8-K.
On August 6, 2015, Novatel Wireless, Inc. (the “Company”) issued a press release containing preliminary financial results for the second quarter ended June 30, 2015.

Item 2.05. Costs Associated with Exit or Disposal Activities.
On August 3, 2015, the Company's Chief Executive Officer and Chief Financial Officer approved a restructuring plan to better position the Company to operate in current market conditions and more closely align operating expenses with revenues. The restructuring plan will result in a reduction in force of 34 employees, which represents approximately 9% of the Company’s total workforce and an additional 21 independent contractors performing consulting and other services for the Company. Notification of terminations was given on August 4, 2015 and the Company currently expects to complete the plan by September 30, 2015.
The Company currently expects to recognize approximately $0.6 million of pre-tax restructuring charges consisting of employee benefit and severance payments. The restructuring plan is currently expected to result in cash expenditures of approximately $0.9 million. The restructuring charges will be recorded in the Company’s operating results for the third quarter ending September 30, 2015.

 Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is furnished with this report:
99.1    Press release, dated August 6, 2015 containing preliminary financial results for the second quarter ended June 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President, General Counsel and Secretary

Date: August 6, 2015